EXHIBIT 99.2

WRITTEN CONSENT TO ACTION OF THE DIRECTORS OF MEDBOOK WORLD, INC.

A DELAWARE CORPORATION

The undersigned Directors, being all the Directors of Medbook World, Inc., a Delaware corporation, pursuant to the by-laws of the Corporation, hereby consent to the following action, and waive all notice or other meeting requirements.

Election of New Directors

RESOLVED, that the number of directors of the Corporation increase to three directors to serve immediately until the next annual meeting of the shareholders, or until removed by other action as allowed by the corporate bylaws; and be it

RESOLVED FURTHER, that the following individual be appointed a member of the board to fill the new position:

Frederick Da Silva

Resignation of Directors and Officers

WHEREAS, the Company has received and accepted the resignation of the following director and officers of the Corporation.

Anthony Turnbull: Secretary, Treasurer and Director

Daniel Masters: President

Election of New Officers

RESOLVED, that the following persons be elected as an officer of the Corporation to hold office until the next annual general meeting of the Corporation or until removed in accordance with the By-Laws of the Corporation:

Officer: Frederick Da Silva Office: President and CEO

Officer: Daniel Masters Office: Secretary, Treasurer

Dated: This 12th day of December, 2014

The undersigned, being all the Directors of Medbook World, Inc., consent to all actions taken hereby. This Unanimous Written Consent may be executed in counter parts and by facsimile or scanned image and such counterparts and copies shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned director(s).

/s/ Frederick Da Silva

Frederick Da Silva,

Director

/s/ Daniel Masters

Daniel Masters,

Director